Exhibit 99.1

Seneca Nation of Indians

President - Barry E. Snyder, Sr.	Treasurer - Maurice A. John
Clerk - Geraldine Huff

12837 ROUTE 438	P.O. BOX 231
IRVING, NEW YORK 14081	SALAMANCA, NEW YORK
14779
Tel. (716) 532-4900
FAX (716) 532-9132
Tel. (716) 945-1790
FAX (716) 945-0150

SENECA NATION OF INDIANS AT THE REGULAR SESSION OF COUNCIL OF THE SENECA NATION OF INDIANS HELD ON NOVEMBER 13, 2004, AT THE G.R. PLUMMER BUILDING ON THE ALLEGANY INDIAN RESERVATION, SALAMANCA, NEW YORK 14779

CN: R-11-13-04-19

EXECUTIVES PRESENT:	PRESIDENT	BARRY E. SNYDER, SR.
	TREASURER	MAURICE A. JOHN
	CLERK	GERALDINE HUFF

APPOINTMENT OF AN INDEPENDENT COUNSEL TO INVESTIGATE THE NATION’S CASINO DEVELOPMENT AND MANAGEMENT/APPROVAL

MOTION:     by Michael L. John, seconded by Arlene Bova, that Tribal Council approves the following:

WHEREAS, Section I of the Constitution of the Seneca Nation of Indians of 1848, as amended, vests the Legislative Authority of the Seneca People in the Nation’s Council; and

WHEREAS, the Preamble to the Nation Constitution provides that one of the purposes of the Nation government is “to provide for ourselves greater safeguards to pursuit of life, liberty and happiness”

WHEREAS, the Gaming Industry is of vital importance to the economy of the Nation and the general welfare of the Seneca People; and

WHEREAS, the Nation has significant concerns regarding the financing, operation and management of its Gaming Facilities operated by the Seneca Gaming Corporation, the Seneca Territory Gaming Corporation, the Seneca Niagara Falls Gaming Corporation, the Seneca Erie Gaming Corporation and the Seneca Gaming and Entertainment Corporation (hereinafter referred to collectively the “Companies”); and

WHEREAS,  the Nation desires to ensure that the Gaming Facilities have been constructed, financed, operated and managed by the Companies in accordance with their Charters and the laws of the Nation and, because of the significant influence of non-Seneca individuals and entities in the development of the Gaming Facilities, the laws of the State of New York and the United States of America;

NOW, THEREFORE, BE IT RESOLVED that Roscoe C. Howard, Jr. and the law firm of Sheppard Mullin Richter & Hampton, LLP (hereinafter collectively the “Firm”) are hereby appointed as Independent Counsel to conduct an independent review of the actions taken by the Companies, the Nation, and any of their organizational components, officers, agents and employees regarding the construction, financing, management and operation of the Nation’s Gaming Facilities.

FURTHER RESOLVED, that the independent review shall be conducted as follows:

1.             The Firm shall retain qualified forensic auditors and such other consultants as the Firm may deem necessary to conduct a thorough review of all financial transactions conducted by or on behalf of the Companies relating to the Gaming Facilities, as well as the construction, management and operation of the Gaming Facilities, to determine whether all financial transactions were inter alia conducted at arm’s length, in the best interests of the Nation, in accordance with the Companies’ fiduciary and other responsibilities to the Nation, free of any conflicts of interest, and in conformity with all applicable and pertinent laws.

2.             The Firm shall have the authority to interview any officers, employees and staff of the Companies, the Nation and any affiliated entities to determine their knowledge of the matters under inquiry.  Any independent auditors or outside counsel retained by the Companies may be similarly interviewed. Insofar as the laws of the Nation and other applicable laws currently in effect or hereafter adopted may permit, the Firm shall seek to obtain waivers of attorney-client or other privileges and/or utilize any statutory provisions limiting the application of such privileges to the matters under investigation. Wherever practicable, these interviews shall be conducted on a voluntary basis.

3.             The Firm shall have the authority and power to subpoena documents and testimony from the Companies, the Nation, and their officers, agents and employees, and any other person or entity to which such subpoena authority could be directed under any applicable law. All interviews and other information-gathering processes will be conducted in accordance with applicable laws of the United States of America and the State of New York regarding criminal and civil law enforcement investigations, except insofar as Nation law provides otherwise.

4.             Thirty (30) days subsequent to the passage of this Resolution, the Firm shall apprise the Council or its designee of the progress of the investigation to that point and the preliminary findings, if any, that the Firm has made as of that date.

5.             Within ninety (90) days of the passage of this Resolution, the Firm shall provide the Council with a preliminary written report of its findings. If any additional time is deemed necessary to complete the investigation, the report will identify, to the extent practicable and consistent with sound investigative practice, the additional steps remaining to be taken and an estimate of the time necessary to complete them.

6.             If any officers, agents or employees of the Company or the Nation do not provide full and complete cooperation in connection with the Firm’s investigation, the Firm shall immediately report such officers, agents or employees of the Company or the Nation to the Council, and the Council shall take any and all actions permitted by applicable law to obtain full and complete cooperation.

FURTHER RESOLVED,	that the President of the Nation, is hereby authorized and directed to sign and enter into an engagement letter agreement, with the Firm on the Nation’s behalf.

FURTHER RESOLVED,	that there is hereby appropriated ten thousand dollars ($10,000) as the initial retainer for the Shepard Mullin law firm.

ROLL CALL: 16 YES	MOTION CARRIED

CERTIFICATION

I hereby certify the foregoing extract is a true and correct copy from the minutes of the Regular Session of Council of the Seneca Nation of Indians held on November 13, 2004 on the Allegany Indian Reservation, original of which is on file in the Clerk’s Office of the Seneca Nation of Indians.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused the seal to be affixed at the G.R. Plummer Building on the Allegany Reservation, Salamanca, New York 14779, on the 17th day of November, 2004.

ATTEST:

{SEAL}

/s/ Geraldine Huff
Geraldine Huff, Clerk
SENECA NATION OF INDIANS